UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

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WELLS MID-HORIZON VALUE-ADDED FUND I, LLC.

(Exact name of registrant specified in its charter)

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Georgia	000-53626	20-3192853
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 20, 2010, Wells Mid-Horizon Value-Added Fund I, LLC (the “Registrant”) and Wells Investment Management Company, LLC (the “Advisor”) entered into an amendment to the advisory agreement to clarify the parties’ understanding with respect to the payment of a disposition fee to the Advisor. Pursuant to the amendment, if the Advisor provides a substantial amount of service (as determined by the Investment Committee) in connection with the sale of the Registrant’s properties, the Registrant will pay the Advisor a disposition fee of 0.25% of the sales price of such property. All other terms of the advisory agreement remain identical to the advisory agreement currently in effect.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC (Registrant)

By: WELLS INVESTMENT MANAGEMENT COMPANY, LLC

(Manager)

December 20, 2010

/s/ Douglas P. Williams

Douglas P. Williams

Principal Financial Officer, Senior Vice President, Secretary and Treasurer of Wells Investment Management Company LLC